Exhibit 99.1

MEDIA CONTACT:	INVESTOR CONTACT:
Ted Gartner or Jessica Myers	Kerri Thurston
Garmin International Inc.	Garmin International Inc.
Phone 913/397-8200	Phone 913/397-8200
E-Mail media.relations@garmin.com	E-Mail investor.relations@garmin.com

Garmin® Announces Proposed Change in Place of Incorporation
and $1.50 Per Share Dividend

CAYMAN ISLANDS/March 17, 2010/PR Newswire/ - Garmin Ltd. (NASDAQ: GRMN) announces that its board of directors has unanimously approved moving the place of incorporation of the company from the Cayman Islands to Switzerland. Garmin’s shareholders will be asked to vote in favor of the proposed change in place of incorporation, also known as a redomestication, at a shareholders meeting, which is expected to be held on May 20, 2010. The redomestication will also be subject to approval of the Grand Court of the Cayman Islands. If the redomestication is approved by Garmin shareholders and the Grand Court of the Cayman Islands, it is expected that a new Swiss company, also called Garmin Ltd., would replace the existing Cayman Islands company as the ultimate public holding company of the Garmin group and each shareholder will receive one share of the Swiss company for each share held of the Cayman Islands company.

The original parent company of the Garmin group was Garmin Corporation, a company incorporated in Taiwan. Under the legal framework of Taiwan at the time of Garmin’s initial public offering in 2000, it was not practical for Garmin Corporation to offer its shares in the United States.  Therefore, Garmin Ltd. was formed in the Cayman Islands in July 2000 as a holding company for Garmin Corporation in order to facilitate the listing of its shares on the NASDAQ stock market in the United States.

“Following a thorough review, we have determined that it is in the best interest of Garmin and its shareholders to change the jurisdiction of incorporation of our group parent company to Switzerland,” said Dr. Min Kao, chairman and CEO of Garmin Ltd.  “Switzerland is centrally located in Europe in close proximity to our major Western and Eastern European markets.”

“Garmin’s footprint in Europe has grown considerably, through the acquisition of our distributors in ten European countries during the last four years, plus our recent establishment of an office in Poland.  The Swiss office will provide a base for expansion of certain corporate functions in Europe and a more favorable structure from which it would be possible to acquire or partner with European businesses.  We believe that the change of our jurisdiction of incorporation will enhance our global business operations and reputation consistent with our status as an international company with significant operations in Asia, North America, as well as Europe.  Switzerland also offers a well-developed corporate, legal and regulatory environment with an extensive network of tax treaties with other countries,” said Kao.

Garmin does not expect that the redomestication will have any material impact on its financial results. Assuming completion of the redomestication, shares of the Swiss company would be listed on the NASDAQ Global Select Market under the symbol “GRMN”, the same symbol under which Garmin shares are currently listed. The Swiss company would remain subject to the U.S. Securities and Exchange Commission (“SEC”) reporting requirements, the mandates of the Sarbanes-Oxley Act and the applicable corporate governance rules of NASDAQ. In addition, the Swiss company would continue to report its consolidated financial results in U.S. dollars and under U.S. generally accepted accounting principles.

Details of the proposed redomestication are provided in Garmin’s preliminary proxy statement, filed today with the SEC.

Since Swiss law does not permit shareholder rights plans, Garmin Ltd’s board of directors has approved an amendment, subject to the approval of the redomestication by Garmin’s shareholders and the Grand Court of the Cayman Islands, to change the expiration date of the rights issued under the company’s shareholder rights plan from October 31, 2011 to the effective date of the redomestication to Switzerland, which is currently expected to be June 27, 2010. Accordingly, as of the effective date of the redomestication, the rights under such plan will expire and no longer be outstanding.

Garmin Ltd. also announces that its board of directors has approved the payment of a 2010 annual cash dividend in the amount of $1.50 per share, a one-time increase from $0.75 per share. The dividend is payable to shareholders of record on April 15, 2010 and will be paid on April 30, 2010. The one-time increase of the annual dividend to $1.50 per share is reflective of the company’s strong cash position and expected ongoing cash generation in 2010.  “We remain confident in our long-term ability to grow our business and remain committed to research and development to fuel growth and innovation in the coming years, but given our strong 2009 results and cash position, we can also provide this one-time increase in our annual dividend,” said Dr. Min Kao, chairman and CEO of Garmin Ltd. The timing of the 2010 annual dividend payment has been changed from the usual date in December due to the proposed redomestication which, under Swiss law, would otherwise require that another shareholder meeting of the new Swiss company be convened to approve the dividend after the redomestication is completed.

Important Information for Shareholders

This communication regarding the proposed redomestication is for informational purposes only and is not a substitute for the proxy statement that Garmin intends to file with the SEC. Garmin will mail the definitive proxy statement to shareholders of record and will mail a notice of the availability of the definitive proxy statement to persons who hold their shares in “street name” through brokers or banks. Shareholders and prospective investors are urged to read the definitive proxy statement which will contain important information about the proposed transaction, including the benefits and risks of the transaction. You may obtain a free copy of the definitive proxy statement (when available) filed by Garmin with the SEC at the SEC’s website at www.sec.gov. The definitive proxy statement (when it is available) may also be obtained for free by accessing Garmin’s website at www.garmin.com/redomestication.

Garmin and its directors, executive officers and certain other members of management and employees may be soliciting proxies from shareholders in favor of the redomestication. Information about Garmin’s executive officers and directors is available on Garmin’s website at www.garmin.com by clicking on the link for “Company” and then clicking on the link for “Investors” and then the link for “Leadership”.

About Garmin Ltd.
The global leader in satellite navigation, Garmin Ltd. and its subsidiaries have designed, manufactured, marketed and sold navigation, communication and information devices and applications since 1989 – most of which are enabled by GPS technology.  Garmin’s products serve automotive, mobile, wireless, outdoor recreation, marine, aviation, and OEM applications. Garmin Ltd. is incorporated in the Cayman Islands, and its principal subsidiaries are located in the United States, Taiwan and the United Kingdom. For more information, visit Garmin's virtual pressroom at www.garmin.com/pressroom or contact the Media Relations department at 913-397-8200. Garmin is a registered trademark of Garmin Ltd.

Notice on Forward-Looking Statements:
This release includes forward-looking statements regarding Garmin Ltd. and its business. Such statements are based on management’s current expectations.  The forward-looking events and circumstances discussed in this release may not occur and actual results could differ materially as a result of known and unknown risk factors and uncertainties  affecting Garmin, including, but not limited to, the risk factors listed in the Annual Report on Form 10-K for the year ended December 26, 2009 filed by Garmin with the Securities and Exchange Commission (Commission file number 0-31983).  A copy of Garmin’s Form 10-K can be downloaded at www.garmin.com/aboutGarmin/invRelations/finReports.html.  No forward-looking statement can be guaranteed.  Forward-looking statements speak only as of the date on which they are made and Garmin undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

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